EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3 No. 333-   ) and related Prospectus of Amerada Hess Corporation for the registration of $1,500,000,000 of its Debt Securities, Warrants, Common Stock, and Preferred Stock and to the incorporation by reference therein of our report dated February 21, 2003 (except for Note 19, as to which the date is November 6, 2003), with respect to the consolidated financial statements of Amerada Hess Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2002, included in its Current Report on Form 8-K dated November 6, 2003, and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference therein of our report dated February 21, 2003 relating to the financial statements of HOVENSA, L.L.C., incorporated by reference in Amerada Hess Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

s/Ernst & Young LLP/s

New York, NY
November 6, 2003